EMPLOYMENT AGREEMENT FOR JED M. SABIO

THIS EMPLOYMENT AGREEMENT (this "Agreement"), made as of this 1st day of April, 2011, between Iron Eagle Group, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and Jed M. Sabio (the "Executive").

BACKGROUND
WHEREAS, the Company is engaged in the business of owning, operating and managing construction and construction-related companies (the
"Business").

WHEREAS, the Company desires to hire Executive and Executive desires to work for the Company upon the terms and conditions hereinafter set forth.

WHEREAS, this Agreement contains the entire understanding of the employment arrangement with the Company and supersedes all discussions, proposals or prior agreements, written or oral, and all other communications relating to the subject matter hereinafter set forth.

WHEREAS, the provisions set out in this Agreement are to be interpreted fairly between Executive and Company and not in favor or against either party.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

1. Definitions.
         a. Cause. For purposes of this Agreement "Cause" with respect to the termination by the Company of the Executive's employment shall mean
(i) failure by the Executive to perform his duties for the Company under this Agreement or to perform the directives of the Board of Directors of the Company (the "Board") which, if capable of being cured, remains uncured for more than 20 days after written notice from the Board specifying such failure; (ii) misconduct by the Executive which causes material injury to the Company; (iii) a material breach or violation by the Executive of (a) any provision of this Agreement or
(b) any employment policy of the Company which, in each case, if capable of being cured remains uncured for more than 20 days after written notice specifying such violation or breach is given to Executive; or (iv) conviction of, or a plea of guilty or nolo contendre to, a felony or other crime involving moral turpitude, embezzlement, fraud or dishonesty (other than a traffic violation), habitual alcohol abuse, drug abuse, or excessive absenteeism other than for illness, after a warning (with respect to drunkenness or absenteeism only) in writing from the Board to refrain from such behavior.

         b. Good Reason. When used with reference to a voluntary termination by Executive of his employment with the Company, "Good Reason" shall mean any of the following, if taken without Executive's express written consent (1) a reduction by the Company in the Executive's annual salary (including deferred salary) to an amount less than the Executive's Base Compensation (as defined in Section 4) or (2) the Executive is demoted by means of a substantial reduction in authority, responsibilities or duties usually consistent with the position described in Section 1 hereof.

         c. Term. This Agreement shall start on April 1, 2011 ("Start Date") and shall terminate on March 31, 2015, or four (4) years from the Start Date hereof (the "Initial Term"), unless sooner terminated in accordance with the provisions hereof. For purposes of this Agreement, the phase, the "Term" shall mean the Initial Term and any "Renewal Term" as described in Section 1d below.

         d. Renewal. This Agreement shall automatically renew on an annual basis (each a "Renewal Term") after the initial four (4) year term unless otherwise terminated by either party in writing sixty (60) days prior to end of the Initial Term or any Renewal Term.

2. Position.
         a. Duties. During the Term the Executive shall serve as the Executive Vice President of Business Development of the Company. In such connection, the Executive shall assist the Chief Executive Officer in connection with certain matters, including strategic planning, targeting, supervising the conduct of due diligence, and negotiating, analyzing and consummating the acquisition of companies that fit the Company's business model. The Executive will report directly to the Chief Executive Officer as well as to the Board of Directors of the Company ("Board"). The Executive shall devote his full time, energy and attention to the business of the Company, and shall not, during the Term, be engaged in any other activity that may interfere in any respect with the performance of the Executive's Duties. As part of Executive stated duties, Executive, without any additional compensation, agrees to attend meetings of the Board quarterly (every three months), either in person or by teleconference to review the Company's progress, direction, strategy and performance.

         b. Company Policies. Executive agrees to comply with all Company policies and procedures in effect as of the Start Date as well as any modifications or additions to those policies and procedures. This will include by way of example and those contained in an Executive handbook or policy manual that is presently under development. The parties understand however, that if there is a conflict between any policy or procedure and any provision contained in this Agreement, the provisions contained in this Agreement shall prevail.

4. Compensation.
         a.	Accrued Compensation.	Notwithstanding anything else in
the Agreement, the Executive and Company agree that Executive's compensation, severance, auto allowance, and /or other benefits will accrue from the Start Date until the Company raises the necessary capital to pay the purchase note of approximately $9.0 million, representing the purchase price for its acquisition of Delta Mechanical Contractors LLC ("Delta"). The current expectation is that once the Company satisfies the Seller's Note related to the acquisition of Delta, all Executive related accrued compensation will be paid. If the acquisition of Delta shall be rescinded for any reason, and another acquisition acceptable to the Executive and the Company is consummated in 2011, any other capital raised in an amount in excess of the purchase price for such alternative acquisition will be used to satisfy the Executive's accrued compensation. In the event that the Delta acquisition is rescinded and another acquisition acceptable to the Executive is not consummated by December 31, 2011 or such later date as the Executive may agree upon, the Executive may terminate this Agreement effective not earlier than January 1, 2012; in which event all accrued compensation shall be immediately due and payable.

          b. 	Base Salary. The Company will pay Executive an annual gross
base salary ("Base Fee") in cash as per the following schedule payable at least semi-monthly:
         (i) April 1, 2011 through March 31, 2012: Two Hundred
Twenty Five Thousand ($225,000.00) Dollars
         (ii) April 1, 2012 through March 31, 2013: Two Hundred and
Fifty Thousand ($250,000.00) Dollars
(iii) April 1, 2013 through March 31, 2014: Two Hundred
Seventy Five Thousand ($275,000.00) Dollars
(iv) April 1, 2014 through March 31, 2015: Three Hundred
Thousand ($300,000.00) Dollars

	c.	Guaranteed Annual Bonus Pool Bonus. Commencing April 1st and
ending March 31st during the Term of this Agreement (each an "Anniversary Year"), the Company shall pay to the Executive not later than 90 days following the expiration of each Anniversary Year, twenty-five percent (25%) of a Bonus Pool which shall equal ten percent (10%) of the consolidated pre-tax income of the Company earned in each Anniversary Year before deduction for any payment of such Bonus Pool' provided that the aggregate amount of such Bonus Pool payable to the Executive and all other participants in such Bonus Pool shall not exceed an aggregate of One Million ($1,000,000) Dollars in any such Anniversary Year.

	d.	Discretionary Bonuses.	In addition to the guaranteed
annual bonus pool, the Executive shall be entitled to receive such additional bonuses (payable in cash and/or shares of common stock of the Company) at such time(s), in such amount and upon such terms as shall be determined in the sole discretion of the Compensation Committee of the Board and ratified by the Board (with the Executive abstaining from any such vote).

         e.	Incentive Stock Options.  The Executive shall be entitled
to participate in such stock options or incentive stock compensation as shall be established from time to time by the Board., a. The time, amount and grant of Options shall be in the sole discretion of the Board based upon Executive's performance on an annual basis.
5. Expenses and Fringe Benefits.

         a. Expenses. During the Term, the Company shall reimburse the Executive for all ordinary and necessary business expenses reasonably incurred by him with respect to the business of the Company and submitted to the Company (with appropriate supporting documentation) for reimbursement in accordance with the policies established from time to time by the Board.

         b. Auto Allowance. The Executive shall be entitled to a monthly auto allowance of $1,000.00, which includes all auto expenses, including, but not limited to, mileage, lease, ownership, and/or insurance.

         c. Other Benefits. During the Term, the Executive also shall be entitled to participate in or receive health and other benefits under insurance and other Executive benefit plans of the Company which are generally available to its Executives.
         d. Vacation. The Executive shall be entitled to four (4) weeks paid vacation, as well as a reasonable number of personal and sick days, used as necessary.

6. Termination for Cause. The Company shall have the right to terminate the Executive for Cause, upon written notice to him of the termination which notice shall specify the reasons for the termination and the date of termination. In the event of termination for Cause, the Executive shall not be entitled to any further benefits under this Agreement, other than and anything previously earned or accrued. For purposes of this Agreement, the "date of termination" with respect to termination for Cause, shall mean the date set forth in the notice of termination.

7. Disability. During the Term, if the Executive becomes permanently disabled, or is unable to perform his duties hereunder for 3 consecutive months, in each case as determined by the Board in its reasonable discretion, the Company may terminate the employment of the Executive. In such event, the Executive shall not be entitled to any further benefits under this Agreement other than payments under any disability insurance policy which the Company may have obtained generally for the benefit of its Executives.

8. Death Benefits. The Executive's employment arrangement hereunder shall terminate upon his death. Upon the Executive's death, the beneficiaries designated by the Executive shall be entitled to the death benefits of any life insurance policy for the Executive (not including any "key man" life insurance policy, the benefits of which are payable to the Company) paid for by the Company, but his estate shall receive unpaid base compensation including all scheduled Base Fee through March 31, 2015 and anything previously earned or accrued at the time of Executive's death.

9. Termination Without Cause or Resignation for Good Reason. The Company may terminate the Executive without Cause during the Term by 20 days prior written notice to the Executive, and the Executive may resign for Good Reason during the Term upon twenty (20) days prior written notice (the "Resignation Notice") to the Company specifying the Good Reason, provided, however, the Resignation Notice must be preceded by a written warning ("Warning Notice") from the Executive to the Company sent 25 days prior to the Resignation Notice, stating that Good Reason exists and specifying the Good Reason. After the date of the Executive's Warning Notice, the Company may cure the Good Reason within 20 days and, if it elects to do so, shall so notify the Executive promptly. If the Company terminates the Executive's employment arrangement during the Term without Cause or if the Executive Resigns for Good reason, the Company shall pay the Executive a lump sum ("Lump Sum Payment") equal to the remainder of unpaid base compensation including all scheduled Base Fee through March 31, 2015 and anything previously earned or accrued. If the Company terminates the Executive under this provision with less than two years remaining but greater than one year remaining than the Company shall pay a lump sum equal to two (2) years of Base Fee.

The Lump Sum Payment is in lieu of, and not in addition to, any severance or non-competition payment due or to become due to the Executive under any separate agreement or contract between the Executive and the Company or pursuant to any severance payment plan, program or policy of the Company.

As a condition to the receipt of the Lump Sum Payment, the Executive and the Company must first each execute and deliver to the other party a bilateral mutual agreeable release releasing the Executive, the Company and its affiliates, and the officers, managers, employees, Executives and agents of the Company and its affiliates, from any and all claims and from any and all causes of action of any kind or character that the Executive or Company may have arising out of the Executive's employment arrangement with the Company or the termination of such employment arrangement.

10. Resignation Without Good Reason. In the event that the Executive resigns from the Company at any time during the Term without Good Reason, the Executive shall not be entitled to any additional compensation for the time after which he ceases to work for the Company, and shall not be entitled to any of the other benefits provided hereunder nor any severance payment due or to become due to the Executive under any separate agreement or contract between the Executive and the Company or pursuant to any severance payment plan, program or policy of the Company.

11. Non-Disclosure/Non-Compete.
         a. Non-Disclosure of Confidential Information. Except in the course of Executive's employment arrangement with the Company and in the pursuit of the business of the Company or any of its subsidiaries or affiliates, the Executive shall not, at any time during or following the Term, directly or indirectly use for his own benefit or purpose, or disclose to a third party or use for the benefit or purpose of any person or entity other than the Company, any confidential information or proprietary data of the Company or any of its subsidiaries or affiliates. The Executive acknowledges that confidential information includes, among other things, information regarding sales, costs, customers, employees, Executives, products, services, apparatus, equipment, processes, formulas, marketing, or the organization, business or finances of the Company. The Company and the Executive agree that as between them, all of the confidential information constitutes important and material trade secrets of the Company and affects the successful conduct of the Company's business and its goodwill, and that any breach of any term of this section is a material breach of this Agreement.

         b. Ownership of Competitive Businesses. While acting as a Executive for the Company, notwithstanding the foregoing, with the exception of Iron Eagle, Executive may own, directly or in directly, solely as an investment, up to five percent (5%) of any class of Publicly Traded Securities of any person or entity which owns a competitive business. For the purposes of this Agreement, the term "Publicly Traded Securities" shall mean securities that are traded on a national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System.

         c. Non-disparagement. The Parties acknowledge the importance of maintaining the privacy of Company and all individuals who have, will have or have had any relationship with such organizations as a current or former Executive, independent contractor, officer or director or manager of such entities (the "Privacy Group"). For a period of twenty-four (24) months after Termination, Executive and Company will not disparage the Executive or Privacy Group in connection with interviews, books and articles appearing in media, or participation on a reality television show where any details other than the length of Executive's employment arrangement and job title are discussed. Moreover, Parties agree that the limitations and restrictions contained in this subparagraph are part of the bargained for exchange and are reflected in the consideration of the Parties under this Agreement.

         d. Survival. This Section 11 shall survive the termination of the Executive's employment arrangement hereunder and the expiration of this Agreement.

12. GOVERNING LAW. THE TERMS OF THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE PROVISIONS OF, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW
PRINCIPLES.

13. Entire Agreement. This Agreement supersedes all other prior agreements and understandings with respect to the matters covered hereby.

14. No Oral Amendment. The amendment or termination of this Agreement may be made only in a writing executed by the Company and the Executive, and no amendment or termination of this Agreement shall be effective unless and until made in such a writing.

15. Successors; Assignment. This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the assets or stock of the Company, as well as to the surviving entity in any merger between the Company and another entity or entities. This Agreement is personal to the Executive and the Executive may not assign any of his rights or duties hereunder, but this Agreement shall be enforceable by the Executive's legal representatives, executors or administrators.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and is shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

17. Modifications. No modification or alteration of any part of this Agreement will be effective unless it is made in writing and signed by Executive and the Chairman of the Board and approved by the Board. The provisions of this Agreement are binding on all assigns and successors in interest. Since employment involves personal services, we agree that neither party may assign their rights or obligations hereunder.

18. Dispute Resolution.
         a. Subject to the exceptions noted in this Paragraph, if Company and Executive are unable to resolve any dispute on their own, both parties agree to resolve the dispute in final and binding arbitration in front of one arbitrator expert in areas relating to the dispute from the Judicial Arbitration and Mediation Service ("JAMS") in accordance with their then current employment arbitration rules. The venue for the arbitration shall be New York City, New York.

         b. Excluding any delay caused by JAMS, any arbitration contemplated must be completed within 90 days of the filing of the arbitration demand with JAMS. The arbitration hearing must be completed within a single day and the arbitrator must provide a written opinion specifying the reasons for the decision in writing within 10 business days of the arbitration hearing.

         c. This provision is self executing and in the event that either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party notwithstanding said failure to appear. Any arbitration award shall be enforceable by any court of competent jurisdiction.

         d. Notwithstanding the foregoing, any claim relating to the validity of any Confidential Information or any other proprietary technology or intellectual property shall not be determined by arbitration, but only by a Federal District Court located in New York City, New York. We also agree that any breach of the obligations under this Agreement which relates to proprietary rights or Confidential Information or which is otherwise not subject to remedy by monetary damages that will cause irreparable harm will be entitled to injunctive relief in addition to all other remedies provided in this Agreement or available at law, in any court of competent jurisdiction.

         e. Parties agree that any claim for arbitration must be submitted to arbitration within the earlier of 12 months of termination of the termination date of the employment arrangement or 12 months from the date of discovery. Any claim submitted beyond this period, Parties agree is void.

         f. Executive agrees that the provisions of this Paragraph will apply if Executive has any dispute with any current or former Company employee or board member relating directly or indirectly to Executive's work with the Company.

         g. This Paragraph 10 will survive termination of this Agreement.
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follows]



IN WITNESS WHEREOF, the parties have the authority and have caused this Agreement to be executed as of the day and year first written above.


/s/Jed M. Sabio
----------------------------
	Jed M. Sabio

Iron Eagle Group, Inc.

By:
	Name:
         Title:

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